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                                   Exhibit 5

                        OPINION OF PEPPER HAMILTON LLP

                                April 27, 1998


Covalent Group, Inc.
One Glenhardie Corporate Center
1275 Drummers Lane, Suite 100
Wayne, Pennsylvania  19087

Gentlemen:

               We have acted as special counsel to Covalent Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offer and sale by a certain selling stockholder of the Company (the "Selling Stockholder") of up to 55,000 outstanding shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

               In connection with this opinion, we have examined the Registration Statement, including the exhibits thereto, the original or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the Bylaws of the Company, amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the original issuance of the Shares to the Selling Stockholder as we have deemed appropriate. In edition, we have made such investigation of the Nevada General Corporation Law statute (the "Nevada GCL") as we have considered appropriate for the purpose of rendering the opinions expressed herein. This opinion is limited to the Nevada GCL.

               On the basis of the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

               We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. We do not admit that such consent constitutes a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    PEPPER HAMILTON LLP


                                     /s/ Jeffrey P. Libson
                                    --------------------------------
                                    A Partner